Registration No. 333-52717
--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                      ----------

                            POST-EFFECTIVE AMENDMENT NO. 3
                                     ON FORM S-8
                                     TO FORM S-4

                                REGISTRATION STATEMENT
                                      UNDER
                              THE SECURITIES ACT OF 1933
                                      ----------

                           UNITED STATES FILTER CORPORATION
                (Exact name of registrant as specified in its charter)

              DELAWARE                                  33-0266015
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation  or organization)


           40-004 COOK STREET                               92211
         PALM DESERT, CALIFORNIA                         (Zip Code)
  (Address of principal executive offices)




   CULLIGAN WATER TECHNOLOGIES, INC. 1997 STOCK OPTION AND INCENTIVE AWARD PLAN CULLIGAN WATER TECHNOLOGIES, INC. AMENDED AND RESTATED 1995 STOCK OPTION AND
                                INCENTIVE AWARD PLAN
                              (Full title of the plan)

                                  DAMIAN C. GEORGINO
           EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY
                           UNITED STATES FILTER CORPORATION
                                  40-004 COOK STREET
                            PALM DESERT, CALIFORNIA 92211
                     (Name and address of agent for service)

                                    (760) 341-0098
             (Telephone number, including area code, of agent for service)

                                  EXPLANATORY NOTE

United States Filter Corporation (the "Registrant") hereby amends its Registration Statement on Form S-4 (File No. 333-52717) filed on May 14, 1998, and amended by Amendment No. 1 on May 15, 1998 and Amendment No. 2 on May 15, 1998 (the "Form S-4"), by filing this Post-Effective Amendment No. 3 on Form S-8 to the Form S-4 (the "Registration Statement") relating to 1,716,966 shares of Common Stock, par value $.01 per share, of the Registrant (the "Common Stock") issuable in connection with the Culligan Water Technologies, Inc. 1997 Stock Option and Incentive Award Plan and the Culligan Water Technologies, Inc. Amended and Restated 1995 Stock Option and Incentive Award Plan (the "Plans").

      On June 15, 1998, pursuant to an Agreement and Plan of Merger, dated as of February 9, 1998 (the "Combination Agreement"), Palm Water Acquisition Corp., a wholly owned subsidiary of the Registrant, was merged with and into Culligan Water Technologies, Inc. ("Culligan"), with Culligan surviving as a wholly owned subsidiary of the Registrant (the "Combination"). As provided in the Combination Agreement, each outstanding share of common stock of Culligan was converted into the right to receive 1.875 shares of the Registrant's Common Stock.

      Pursuant to the Combination Agreement, the Registrant has taken such actions as are necessary such that the Registrant's Common Stock will be issuable under the Plans in such amounts and at such prices as adjusted pursuant to the Plans and the Combination Agreement.

      This Registration Statement relates only to the 1,716,966 shares of the Registrant's Common Stock registered on the Form S-4 that will not be issued in the Combination and that are issuable with respect to the Plans.

                                   PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

    ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following  documents  filed by the Registrant  with the Securities and
    Exchange Commission (the "Commission") pursuant to the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference into this Registration Statement: (i) the Registrant's Annual Report on Form 10-K for the year ended March 31, 1997,
    (ii) the Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 1997 (as amended by Form 10-Q/A dated August 22, 1997), September 30, 1997, and December 31, 1997 (as amended by Forms 10-Q/A dated May 12, 1998 and May 14, 1998); (iii) the Registrant's Current Reports on
    Form 8-K dated August 4, 1997, September 17, 1997, September 19, 1997, December 9, 1997 (as amended by Forms 8-K/A dated February 6, 1998 and March 4, 1998), December 31, 1997, January 16, 1998 (as amended by Forms 8-K/A dated February 6, 1998, March 4, 1998, May 12, 1998, and May 14, 1998),
    February  9, 1998,  May 12,  1998 (as  amended  by Form 8-K/A  dated May 14,
    1998), May 19, 1998, and June 2, 1998; and (iv) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A as the same may be amended.

      All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Plans meeting the requirements of Section 10(a) of the United States Securities Act of 1933, as amended (the "Securities Act").


    ITEM 4. DESCRIPTION OF SECURITIES.

      The class of securities to be offered under this Registration Statement is registered under Section 12 of the Exchange Act.


    ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

      None.


    ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Certificate of Incorporation and the Bylaws of the Registrant provide for the indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware, the state of incorporation of the Registrant.

      Section 145 of the General Corporation Law of the State of Delaware authorizes indemnification when a person is made a party or is threatened to be made a party to any proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving as a director, officer, employee or agent of another enterprise, at the request of the corporation, and if such person acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the corporation. With respect to any criminal proceeding, such person must have had no reasonable cause to believe that his or her conduct was unlawful. If it is determined that the conduct of such person meets these standards, he or she may be indemnified for expenses incurred (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such proceeding.

      If such a proceeding is brought by or in the right of the corporation (i.e., a derivative suit), such person may be indemnified against expenses actually and reasonably incurred if he or she acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the corporation. There can be no indemnification with respect to any matter as to which such person is adjudged to be liable to the corporation; however, a court may, even in such case, allow such indemnification to such person for such expenses as the court deems proper.

      Where such person is successful in any such proceeding, he or she is entitled to be indemnified against expenses actually and reasonably incurred by him or her. In all other cases, indemnification is made by the corporation upon determination by it that indemnification of such person is proper because such person has met the applicable standard of conduct.

      The Registrant maintains an errors and omissions liability policy for the benefit of its officers and directors, which may cover certain liabilities for such individuals to the Registrant.


    ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      Inapplicable.


    ITEM 8. EXHIBITS.

      The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

    EXHIBIT NO.                     DESCRIPTION

      4.1 Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.01 to the Registrant's Quarterly Report on Form 10-Q, for the quarter ended September 30, 1997 (File No. 1-10728)).

      4.2         Restated Bylaws  (incorporated by reference to Exhibit
                  3.13 to the Registrant's Registration Statement on Form S-1 (No. 33-41089)).

      5.1 Opinion of Kirkpatrick & Lockhart LLP, regarding the legality of the shares being registered hereunder.

      23.1 Consent of Kirkpatrick & Lockhart LLP (included in the Opinion filed as Exhibit 5.1).

      23.2        Consents of KPMG Peat Marwick LLP.

      23.3        Consents of KPMG Audit Plc.

      23.4        Consents of Ernst & Young LLP.

      23.5        Consent of Price Waterhouse.

      23.6        Consent of Arthur Andersen LLP.

      24.1 Power of Attorney (set forth on the signature page of this Registration Statement).

      ITEM 9.  UNDERTAKINGS.

            (a)  The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers of sales are being made, a post-effective amendment to this Registration Statement:

                            (i)  To  include   any   prospectus   required  by
                  Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                          (iii) To include any material information with respect
                  to the plan of  distribution  not previously  disclosed in the
                  Registration Statement or any material change to such information in the Registration Statement;

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereto.

                                    * * *

            (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Post-Effective Amendment on Form S-8 to Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Desert, State of California, on this 15th day of June, 1998.


                                    UNITED STATES FILTER CORPORATION


                                    By: /s/ Richard J. Heckman
                                       --------------------------------------
                                       Richard J. Heckman
                                       Chairman  of  the  Board,  President,
                                          and Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of United States Filter Corporation hereby constitutes and appoints Kevin L. Spence and Damian C. Georgino, and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead, in any and all capacities, to sign one or more amendments to this Post-Effective Amendment No. 3 on Form S-8 to Form S-4 under the Securities Act of 1933, as amended, including post-effective amendments, and other related documents, and to file the same with the United States Securities and Exchange Commission under said Act, hereby granting power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date(s) indicated:

             SIGNATURE             CAPACITY                      DATE



                 *                 Chairman of the Board,        June ____, 1998
   --------------------------      President and Chief Executive
     Richard J. Heckman            Officer (Principal Executive
                                   Officer) and a Director


                 *                 Executive Vice President and  June ____, 1998
     ------------------------      Chief Financial Officer
     Kevin L. Spence               (Principal Accounting Officer)



                 *                 Executive Vice President and  June ____, 1998
     ------------------------      Chief Administrative Officer
     Michael J. Reardon            and a Director



                 *                 President/Chief Operating     June ____, 1998
     ------------------------      Officer - Process Water Group
     Nicholas C. Memmo             and a Director


                 *                 Director                      June ____, 1998
     ------------------------
     James E. Clark

             SIGNATURE             CAPACITY                      DATE


                 *                 Director                      June ____, 1998
     ------------------------
     John L. Diederich


                 *                 Director                      June ____, 1998
     ------------------------
     Robert S. Hillas


                 *                 Director                      June ____, 1998
     ------------------------
     Arthur B. Laffer


                 *                 Director                      June ____, 1998
     ------------------------
     Ardon E. Moore


                 *                 Director                      June ____, 1998
     ------------------------
     Alfred E. Osborne, Jr.


                 *                 Director                      June ____, 1998
     ------------------------
     J. Danforth Quayle


                 *                 Director                      June ____, 1998
     ------------------------
     C. Howard Wilkins, Jr.


     /s/ Kevin L. Spence                                         June  15,  1998
     ------------------------
     Kevin L. Spence
     Attorney-in-Fact

     /s/ Damian C. Georgino                                      June  15,  1998
     ------------------------
     Damian C. Georgino
     Attorney-in-Fact

                                    EXHIBIT INDEX

     EXHIBIT NO.               DESCRIPTION                SEQUENTIAL PAGE NUMBER

         4.1    Restated Certificate of Incorporation,             --
                as amended (incorporated by reference to Exhibit 3.01 to the Registrant's
                Quarterly Report on Form 10-Q, for the quarter ended September 30, 1997 (File
                No. 1-10728)).

         4.2    Restated Bylaws (incorporated by                   --
                reference to Exhibit 3.13 to the
                Registrant's Registration Statement on
                Form S-1 (No. 33-41089)).

        5.1     Opinion of Kirkpatrick & Lockhart LLP,             --
                regarding the legality of the shares
                being registered hereunder.

        23.1    Consent of Kirkpatrick & Lockhart LLP              --
                (included in the Opinion filed as
                Exhibit 5.1).

        23.2    Consents of KPMG Peat Marwick LLP.                 10

        23.3    Consents of KPMG Audit Plc.                        13

        23.4    Consents of Ernst & Young LLP.                     15

        23.5    Consent of Price Waterhouse.                       17

        23.6    Consent of Arthur Andersen LLP.                    18

        24.1    Power of Attorney (set forth on the                --
                signature page of this Registration
                Statement).

                                                                   Exhibit 5.1




                                 June 15, 1998

United States Filter Corporation
40-004 Cook Street
Palm Desert, CA 92211

Ladies and Gentlemen:

   We are counsel to United States Filter Corporation, a Delaware corporation (the "Registrant"), and in such capacity we have acted as counsel to the Registrant in connection with the Registrant's Post-Effective Amendment No. 3 on Form S-8 to the Form S-4 Registration Statement that was filed on May 14, 1998 and amended by Amendment No. 1 on May 15, 1998 and Amendment No. 2 on May 15, 1998 (File No. 333-52717) (the "Registration Statement"). The Registration Statement is to be filed with the Securities and Exchange Commission and relates to the registration under the Securities Act of 1933, as amended, of an aggregate of 1,716,966 shares (the "Shares") of the Registrant's Common Stock, par value $.01 per share, in connection with the Culligan Water Technologies, Inc. 1997 Stock Option and Incentive Award Plan and the Culligan Water Technologies, Inc. Amended and Restated 1995 Stock Option and Incentive Award Plan (the "Plans").

      We are familiar with the Registration Statement and the Plans, and we have examined the Registrant's Restated Certificate of Incorporation and the Registrant's Restated Bylaws. We have also examined such other public and corporate documents, certificates, instruments and corporate records, and such questions of law, as we have deemed necessary or appropriate for the purpose of this opinion.

      Based on the foregoing, we are of the opinion that the Shares, when issued in accordance with the Plans, will be duly authorized, validly issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                  Yours truly,

                                  /s/ Kirkpatrick & Lockhart LLP

                                                                    Exhibit 23.2

                        INDEPENDENT AUDITORS' CONSENT


To the Board of Directors and Stockholders
United States Filter Corporation:

     We consent to the use of our report incorporated by reference in this Post-Effective Amendment No. 3 on Form S-8 to the Form S-4 (File No. 333-52717) of United States Filter Corporation.



          /s/ KPMG Peat Marwick LLP

Orange County, California
June 12, 1998

                                                                  Exhibit 23.2

                        INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders
United States Filter Corporation:

      We consent to the incorporation by reference in this Post-Effective Amendment No. 3 on Form S-8 to the Form S-4 (No. 333-52717) of United States Filter Corporation of our report dated October 15, 1996, relating to the combined balance sheets of the Systems and Manufacturing Group of Wheelabrator
Water Technologies Inc. as of December 31, 1994 and 1995 and the related combined statements of income and cash flows for the years in the three-year period ended December 31, 1995.



                            /s/ KPMG Peat Marwick LLP

Chicago, Illinois
June 12, 1998

                                                                  Exhibit 23.2

                        INDEPENDENT AUDITORS' CONSENT

To the Board of Directors
Culligan Water Technologies, Inc.:

We consent to the incorporation by reference in this Post-Effective Amendment No. 3 on Form S-8 to the Form S-4 (No. 333-52717) of United States Filter Corporation of our report dated April 7, 1998, relating to the consolidated balance sheets of Culligan Water Technologies, Inc. as of January 31, 1997 and 1998 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended January 31, 1998.



                                                    /s/ KPMG Peat Marwick LLP
/s/ KPMG Audit Plc
Chicago, Illinois
June 15, 1998

                                                                  Exhibit 23.3

                                                                   Page 1 of 2

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

To the Board of Directors and Shareholders

United Utilities PLC

We consent to the incorporation by reference in this Post-Effective Amendment No. 3 on Form S-8 to the Form S-4 (No. 333-52717) of United States Filter Corporation of our report dated 16 October 1996 relating to the aggregated financial statements of the United Utilities PLC Process Division as of 31 March 1996 and 1995 and for each of the years in the two year period ended 31 March 1996.



/s/ KPMG Audit Plc
KPMG Audit Plc
Manchester, England
12 June 1998

                                                                  Exhibit 23.3

                                                                   Page 2 of 2

Consent of Independent Chartered Accountants

The Board of Directors and Shareholders of Protean plc

We consent to the incorporation by reference in this Post-Effective Amendment No. 3 on Form S-8 to the Form S-4 (No. 333-52717) of United States Filter Corporation of our report dated 12 June 1997, except for note 27 which is as of 2 December 1997, relating to the aggregated financial statements of Protean plc as of and for the year ended 31 March 1997.


/s/ KPMG Audit Plc
----------------------
KPMG Audit Plc
London, England
12 June 1998

                                                                    Exhibit 23.4

                                                                     Page 1 of 2

                        Consent of Independent Auditors

We consent to the incorporation by reference in this Post-Effective Amendment No. 3 on the Registration Statement (Form S-8) to the Registration Statement (Form S-4 No. 333-52717) of United States Filter Corporation of our report dated January 16, 1998, with respect to the financial statements of The Kinetics Group, Inc. included in the Current Report on Form 8-K/A dated February 6, 1998 of United States Filter Corporation, filed with the Securities and Exchange Commission.


                                                  /s/ Ernst & Young LLP

Walnut Creek, California
June 12, 1998

                                                                  Exhibit 23.4

                                                                   Page 2 of 2

                     Consent of Ernst & Young LLP

We consent to the incorporation by reference in this Post-Effective Amendment No. 3 on Form S-8 to the Form S-4 Registration Statement (No. 333-52717) of United States Filter Corporation, pertaining to the Culligan Water Technologies, Inc. 1997 Stock Option and Incentive Award Plan and the Culligan Water Technologies, Inc. Amended and Restated 1995 Stock Option and Incentive Award Plan, of our report dated March 14, 1997, with respect to the combined financial statements of The Water Filtration Business (a wholly owned business of AMETEK, Inc.) included in the Current Report on Form 8-K of United States Filter Corporation dated May 12, 1998 (as amended by Form 8-K/A dated May 14, 1998) filed with the Securities and Exchange Commission.


                                                       /s/ Ernst & Young LLP
                                                       Ernst & Young LLP

Philadelphia, Pennsylvania
June 15, 1998

                                                                  Exhibit 23.5

                                                                   Page 1 of 1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 3 on Form S-8 to the Form S-4 of United States Filter Corporation of our report dated September 25, 1997 relating to the consolidated balance sheets of Memtec Limited at June 30, 1997 and 1996 and the related consolidated statements of income, cash flows and of shareholder's equity for each of the three years in the period ended June 30, 1997, which appears on page F-2 of the Form 8-K/A of United States Filter Corporation dated February 6, 1998.

/s/ Price Waterhouse
-------------------------
Price Waterhouse
Sydney
June 15, 1998

                                                                   Exhibit 23.6

                                                                   Page 1 of 1

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 8, 1996, relating to the balance sheet of WaterPro Supplies Corporation as of December 31, 1995 and the related statements of operations, stockholders' investment and cash flows for the period from April 7, 1995 to December 31, 1995 into this Post-Effective Amendment No. 3 on Form S-8 to the Form S-4 (No. 333-52717) of United States Filter Corporation and to all references to our Firm included in this registration statement.



                                                  /s/ Arthur Andersen LLP
Minneapolis, Minnesota                            Arthur Andersen LLP
June 12, 1998